Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Rafael Torres, Chief Financial Officer of the registrant, certify that:

1. I have reviewed this Amendment No. 2 to Annual Report on Form 10-K/A of Power Integrations, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: September 27, 2007	By:	/s/ RAFAEL TORRES
Rafael Torres Chief Financial Officer